SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

W HOLDING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

W HOLDING COMPANY, INC.

19 West McKinley Street
Mayagüez, Puerto Rico 00681
(787) 834-8000

April 15, 2004

To the Stockholders of

W Holding Company, Inc.:

      The Annual Meeting of the stockholders of W Holding Company, Inc. (the “Company”) will be held on Tuesday, May 18, 2004, at 1:30 p.m. local time, at Mayagüez Resort & Casino, Road 104, Km. 0.3, Mayagüez, Puerto Rico 00681. At the meeting, you will vote on a number of important matters described in the attached proxy statement. There also will be an opportunity for you to ask questions, receive information about our business and discuss topics of interest regarding the Company.

      At the annual meeting, you will be asked to elect two members of the Board of Directors to serve for three-year terms, ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, and transact any other business that may properly come before the meeting.

      Our Board of Directors unanimously recommends that you vote FOR the election of the Board’s nominees for directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004. You are encouraged to read the accompanying Proxy Statement, which provides information about the Company and the matters to be voted on at the annual meeting. Also enclosed is our 2003 Annual Report to stockholders on Form 10-K for the year ended December 31, 2003.

      It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

Sincerely,

FRANK C. STIPES, ESQ.
Chief Executive Officer, President
and Chairman of the Board

W HOLDING COMPANY, INC.

19 West McKinley Street
Mayagüez, Puerto Rico 00681
(787) 834-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2004

To the Stockholders of

W Holding Company, Inc.:

      NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of W Holding Company, Inc. (the “Company”) will be held at the Mayagüez Resort & Casino, Road 104, Km. 0.3, Mayagüez, Puerto Rico 00681 on Tuesday, May 18, 2004, at 1:30 p.m., local time, for the following purposes:

1.	Election of Directors. To elect two members of the Board of Directors to each serve for a three-year term;

2.	Ratification of Appointment of Auditors. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2004; and

3.	Other Business. To transact any other business as may properly come before the annual meeting and any postponement or adjournments thereof.

      Stockholders of record at the close of business on March 31, 2004, are entitled to notice of and to vote at the annual meeting and at any adjournment of the meeting. Stockholders who do not plan to attend the annual meeting in person are urged to complete, sign, date and return the enclosed proxy card to the Company’s address listed above.

      In addition to the proxy statement, proxy card and voting instructions, a copy of the Company’s annual report on Form 10-K for the year ended December 31, 2003, which is not a part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors

CÉSAR A. RUIZ
Secretary

Mayagüez, Puerto Rico

April 15, 2004

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO THE COMPANY’S ADDRESS LISTED ABOVE IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

W HOLDING COMPANY, INC.

19 West McKinley Street
Mayagüez, Puerto Rico 00681

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 18, 2004

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

Persons Making the Solicitation

      This Proxy Statement and accompanying proxy card are being sent to the stockholders of W Holding Company, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2004 annual meeting of the stockholders. The annual meeting will be held at the Mayagüez Resort & Casino, Road 104, Km. 0.3, Mayagüez, Puerto Rico 00681, on Tuesday, May 18, 2004, at 1:30 p.m., local time, and at any meeting following postponement or adjournment of the annual meeting. This proxy statement, together with the enclosed proxy card, is first being mailed to stockholders on or about April 15, 2004. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the annual meeting.

      In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has engaged the firm of Morrow & Co., Inc. to aid in the solicitation of proxies. The cost of solicitation of proxies will be borne by the Company and is estimated to be less than $10,000. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock.

      A copy of the Annual Report to stockholders for the fiscal year ended December 31, 2003, accompanies this Proxy Statement. W Holding Company, Inc. has filed an annual report on Form 10-K for its 2003 fiscal year with the Securities and Exchange Commission (the “SEC”). Stockholders may obtain a copy of the Form 10-K, free of charge, by writing to Mr. Freddy Maldonado, W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681.

Record Date

      The securities which can be voted at the annual meeting consist of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), with each share entitling its owner to one vote on each matter presented. The close of business on March 31, 2004, has been fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting. The number of shares of Common Stock issued and outstanding on March 31, 2004, was 106,666,275, all of which are entitled to vote at the annual meeting.

Voting Procedures and Required Vote

      A form of proxy is enclosed for your use. If you vote using the enclosed proxy card and return it to us in time to be voted at the annual meeting, your shares will be voted in accordance with the instructions marked on the proxy card by Mr. Freddy Maldonado, Chief Financial Officer and Vice President of Finance and

Investment. Executed but unmarked proxies will be voted FOR the election of the board’s nominees as directors and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2004. Our board of directors does not know of any other matters that are to come before the annual meeting other than procedural matters related to the conduct of the annual meeting. If any other matters properly come before the annual meeting, Mr. Maldonado will vote the shares represented by your proxy on those other matters in accordance with his best judgment.

      The presence, in person or by proxy, of one third of the total number of outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Stockholders’ votes will be tabulated by a representative of the Bank of New York, which has been appointed by the Board of Directors to act as inspector of election of the annual meeting. Unless otherwise required by law or the Company’s Certificate of Incorporation or Bylaws, any matter put to a stockholder vote will be decided on by the affirmative vote of a majority of the shares, or represented by proxy at the annual meeting and are entitled to vote.

      Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting. Abstentions will not be counted in determining the number of votes cast, but will be counted in determining the number of share represented, in connection with any matter presented at the annual meeting.

Revocability of Proxy

      Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing written notice of revocation with Mr. César A. Ruiz, Secretary, W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681, (2) submitting a duly executed proxy bearing a later date, or (3) appearing at the annual meeting and voting in person. The proxies solicited by this Proxy Statement may only be exercised at the annual meeting and any adjournment of the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Bylaws provide for an odd number of directors with a minimum of five and a maximum of nine members as established by resolution of the Board of Directors. The directors are divided into three classes, and the members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. Currently, there are seven directors.

      The term of Messrs. César A. Ruiz and Pedro R. Domínguez expires at the 2004 annual meeting. Messrs. Ruiz and Domínguez have been nominated to stand for re-election to the class of directors with a term expiring at the 2007 annual meeting.

      The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If the nominees fail to stand for election or are unable to serve, it is intended that the shares represented by any proxies received will be voted for the election of such substitute as the Board of Directors may recommend.

      Assuming the presence of a quorum at the annual meeting, the director nominees will be elected by a majority of the votes cast, either in person or represented by proxy, at the annual meeting. There are no cumulative voting rights in the election of directors.

Information as to the Nominees and Other Directors

      The following table lists the Board of Directors’ nominees for election as directors and the current directors of the Company whose offices continue beyond the 2004 annual meeting. Also, in the table is each person’s age at December 31, 2003, the periods during which that person has served as director of the Company or its subsidiary Westernbank Puerto Rico (“Westernbank”) and positions currently held with the Company and Westernbank.

		Current
		Term	Director	Positions Held with the
Director Nominees	Age	Expiration	since	Company and Westernbank

César A. Ruiz	69	2004	1972	Director and Secretary of the Board
Pedro R. Domínguez	59	2004	1992	Director and First Vice President — Southern Region of Westernbank

		Expiration	Director	Positions Held with the
Continuing Directors	Age	of Term	since	Company and Westernbank

Frank C. Stipes, Esq.	48	2006	1990	Chief Executive Officer, President and Chairman of the Board
Fredeswinda G. Frontera	71	2005	1981	Director
Cornelius Tamboer	60	2005	1989	Director
Héctor L. Del Rio	51	2006	2003	Director
Juan C. Frontera	37	2006	2003	Director

Biographical Information

      Provided below is a brief description of the principal occupation for at least the past five years of each of the Company’s directors. In addition to the descriptions below, each director has been a director of the Company since it was organized in 1999, except for Messrs. Hector L. Del Rio and Juan C. Frontera, who were appointed as directors in 2003.

      César A. Ruiz is a retired banker who has been a director of Westernbank Puerto Rico since 1972. In addition, since April 2001, Mr. Ruiz has been the Secretary of the Board of Directors of the Company.

      Pedro R. Domínguez has served as a director of Westernbank Puerto Rico since 1992. Mr. Dominguez has also been Westernbank’s First Vice President for the Southern Area since 1989.

      Frank C. Stipes, Esq. has been the Chairman of the Board, Chief Executive Officer and President of Westernbank Puerto Rico since 1992. He was appointed to serve as Executive Vice President in 1988; Chief Executive Officer in 1989; Chairman of the Board in 1990 and President in 1992. He also served as General Legal Counsel from 1981 to 1988.

      Fredeswinda G. Frontera is a retired psychologist who has been a director of Westernbank Puerto Rico since 1981. Ms. Frontera is Mr. Stipes’ aunt and Mr. Juan C. Frontera’s mother.

      Cornelius Tamboer is the sole proprietor of Industrial Contractor/ Prota Construction, S.E. He has been a director of Westernbank Puerto Rico since 1989.

      Héctor L. Del Rio is the President and Co-Owner of Tamrio, Inc., a development and construction company. Tamrio, Inc. is an affiliate of Prota Construction, a company owned by Mr. Cornelius Tamboer, who is also a Director of the Company. Mr. Del Rio was appointed as a director of the Company in October 2003.

      Juan Carlos Frontera is a sole proprietor of a retail petrol sales network and has prior banking experience. Mr. Frontera was appointed as a director of the Company in October 2003.

The Board of Directors Recommends That You

Vote to Elect Messrs. Ruiz and Domínguez to the
Company’s Board of Directors for the Term Specified Above

CORPORATE GOVERNANCE MATTERS

      Pursuant to the Company’s Bylaws, the business and affairs of the Company are managed by or under the direction of the Board of Directors. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Currently there are seven members of the Board. The Board is divided into three classes. Currently, Directors Messrs. Frank C. Stipes, Esq., Hector L. Del Rio and Juan Frontera are in the class up for re-election in 2006; Directors Mr. Cornelius Tamboer and Mrs. Fredeswinda G. Frontera are in the class up for re-election in 2005; and Directors Messrs. Cesar A. Ruiz and Pedro R. Dominguez are in the class up for re-election in 2004. Each director serves for a term ending after the third annual meeting following the annual meeting at which such director was last elected or until such director’s successor is elected.

      The Board of Directors of Westernbank meet on a monthly basis, while the Board of Directors of the Company meet as deemed necessary. In addition, the Board has seven committees, as described below. During the year ended December 31, 2003, the Board of Directors of Westernbank Puerto Rico met 12 times, while the Board of Directors of the Company met 11 times. Each director attended at least 75% of the aggregate of (i) the total number of Board meetings held during the calendar year 2003, and (ii) the total number of meetings held by all committees on which he or she served during the year ended December 31, 2003.

      Below are the standing committees of the Board of Directors:

     Nominating Committee

      For the 2004 annual meeting, the full Board of Directors (excluding those directors currently up for re-election) acted as the Nominating Committee for selecting the nominees for election as directors. During the year ended 2003, the Nominating Committee met once, to elect two new independent directors and increase the number of directors in the Board to seven. Effective October 2003, Messrs. Hector L. Del Rio and Juan C. Frontera were appointed as independent directors of the Company.

      Under the Company’s Bylaws, shareholders eligible to vote at the annual meeting may make nominations for directors if such nominations are made pursuant to a timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company at least 150 days prior to the date of the annual meeting. A shareholders’ notice of nomination must also set forth certain information specified in Section 13 of the Company’s Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

     Executive Committee

      The Executive Committee is authorized to exercise the authority of the Board of Directors in the management of the Company. The members of the Executive Committee are Messrs. Frank C. Stipes, Esq., César A. Ruiz, and Cornelius Tamboer. The Executive Committee met three times during 2003.

     Compensation Committee

      Members of the Board of Directors, who are independent, serve as the Company’s Compensation Committee which reviews and makes determinations as to the executive officers’ compensation. The current members of the Compensation Committee are Messrs. Cesar A. Ruiz, Cornelius Tamboer, Hector L. Del Rio and Juan C. Frontera. During the year ended December 31, 2003, the Compensation Committee met once.

     Audit Committee

      The Audit Committee is responsible for nominating the Company’s independent auditors for approval by the Board of Directors, reviewing the scope, results and pre-approving costs of the audit with the Company’s independent auditors and reviewing the financial statements and audit practice of the Company. The members of the Audit Committee are Messrs. Cesar A. Ruiz, Cornelius Tamboer, Hector L. Del Rio and Juan C. Frontera. Ms. Fredeswinda G. Frontera served on the Audit Committee until December 2003. The two new independent directors, Messrs. Hector L. Del Rio and Juan C. Frontera, were appointed to the Audit Committee effective January 2004. During the year ended 2003, the Audit Committee held 12 meetings.

     Investment Committee

      The Investment Committee is responsible for Westernbank’s asset/liability oversight. Through policies designed to manage the flow of funds and the use and pricing of such funds, the Investment Committee supervises the Investment Department’s responsibility of maintaining an acceptable interest rate spread, while assuring that the Company complies with all applicable investment and liquidity requirements. The Investment Committee is composed of the entire Board of Directors and the Chief Financial Officer, Mr. Freddy Maldonado. The Investment Committee met 12 times in 2003.

     Commercial Credit Committee

      The Commercial Credit Committee is responsible for the Westernbank’s commercial lending policies and procedures. It also approves loans from $1,000,000 to $3,000,000. Loans in excess of $1,000,000 are also reviewed and approved by the full Board of Directors. The members of the Commercial Credit Committee are Directors Messrs. Frank C. Stipes, Esq., Cornelius Tamboer, César A. Ruiz and Pedro R. Domínguez, and Westernbank officers Messrs. William Vidal, Esq., Ricardo Cortina, José E. Rivera, Alfredo Pagán and Mrs. Ana Rosado. The Commercial Credit Committee met 12 times in 2003.

     Compliance and Risk Management Committee

      The Compliance and Risk Management Committee oversees federal, as well as, local regulatory compliance for Westernbank and the Company. The members of the Compliance and Risk Management Committee are Westernbank officers Messrs. Frank C. Stipes, Esq., Freddy Maldonado, Ricardo Hernández, CPA, Alfredo Archilla, Alfredo Pérez, CPA, Edgar Nicole, Héctor Vázquez and Roberto Caro, CPA. The Compliance and Risk Management Committee met five times during 2003.

      The Board has determined that Messrs. Cornelius Tamboer, Cesar A. Ruiz, Hector L. Del Rio and Juan C. Frontera are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange. The Board based these determinations primarily on a review of the responses the Directors and executive officers provided to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the Directors.

      The Board has adopted a charter for each of the standing committees and corporate governance guidelines that address make-up and functioning of the Board. The Board has also adopted a code of conduct that applies to all of our employees, officers and Directors. You can find links to these materials on our website at www.wholding.com.

Audit Committee

      The Board of Directors has created an Audit Committee consisting of three directors (four directors effective January 2004). As of the date of this Proxy Statement, each of the Audit Committee members is an “independent director” under Sections 303.01 (b)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual. The Board of Directors has reviewed the Audit Committee Charter in light of the requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated by the Securities and Exchange Commission implementing the Sarbanes-Oxley Act as well as the rules proposed by the New York Stock Exchange relating to corporate governance matters.

      The Audit Committee focuses its efforts on the following three areas: (i) the adequacy of the Company’s internal controls and financial reporting process and the integrity of the Company’s financial statements; (ii) the performance of the Company’s internal auditors and the qualifications, independence and performance of the Company’s independent auditors; and (iii) the Company’s compliance with legal and regulatory requirements. The Audit Committee meets periodically with management to consider the adequacy of the Company’s internal controls and financial reporting process. It also discusses these matters with the Company’s independent auditors and with appropriate company financial personnel. The Audit Committee reviews the Company’s financial statements and discusses them with the management and the independent auditors before those financial statements are filed with the Securities and Exchange Commission.

      The Audit Committee regularly meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the Audit Committee.

      The Audit Committee’s responsibilities are described in a written charter (as amended on May 16, 2003) that was adopted by the Board of Directors of the Company. A copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement.

      On March 21, 2003, the Audit Committee named Mr. Cesar A. Ruiz as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of current and recently-adopted New York Stock Exchange listing standards and Section 10A(m) of the Securities Exchange Act of 1934.

Compensation of Directors

      Except as noted below, each non-employee director (except for directors who receive benefits from any retirement plan), received an annual retainer of $24,000 in 2003, which was payable in 12 monthly installments of $2,000. No separate fees are paid to directors in their role as directors of the Company.

      Mr. César A. Ruiz, Director, received $560 per Board of Directors meeting he attended. During 2003, he received Board of Directors fees amounting to $6,720, corresponding to 12 Board of Directors meetings he attended. In addition, as the Secretary of the Board of Directors during fiscal year 2003, Mr. Ruiz also received fees amounting to $18,000, or $1,500 per board meeting.

      In addition to fees for attendance at Board and committee meetings, non-employee directors are eligible for health and insurance benefits.

      The Company may also reimburse the directors for their out-of-pocket expenses incurred in connection with attendance at meetings of and other activities relating to service on the Board of Directors or any committee. No reimbursement for expenses was claimed during 2003.

Stockholder Communication with Directors

      The Company’s stockholders who want to communicate with the Board or any individual Director can write to:

W Holding Company, Inc.

19 West McKinley Street
Mayagüez, Puerto Rico 00681

      Your letter should indicate that you are a W Holding Company stockholder. Subject to reasonable constraints of time and topics and the rules of order, stockholder communications shall be presented to the Board at the next regularly scheduled meeting of the Board, or relevant committee of the Board. The Board of Directors reserves the right to determine the appropriate action to be taken, if any, in response to stockholder communication.

Director Attendance at Annual Meetings

      Directors are encouraged to attend and participate in the annual meeting of stockholders. All directors attended the Annual Meeting of Stockholders held on May 15, 2003.

Executive Officers of the Company

      The following information is supplied with respect to the executive officers of the Company. There were no arrangements or understandings pursuant to which any of these executive officers were selected as an officer. The following table shows information regarding the executive officers at December 31, 2003.

		Officer of the
	Age as of	Company and/ or
	December 31,	Westernbank	Positions Held with the
Name	2003	Since	Company and/or Westernbank

Frank C. Stipes, Esq.	48	1988	Chairman of the Board, Chief Executive Officer and President
Freddy Maldonado	53	1992	Chief Financial Officer and Vice President of Finance and Investment
Pedro R. Domínguez	59	1989	Director and First Vice President — Southern Region of Westernbank
Ricardo Hernández, CPA	44	2000	Vice President Comptroller
Andrés Morgado, CPA	45	2000	President Westernbank Trust Division
William Vidal, Esq.	50	2000	First Vice President North Region of Westernbank
Miguel Vázquez	53	2001	President Westernbank Business Credit Division
Alfredo Archilla	47	2001	Vice President of Administration and Human Resources
Migdalia Rivera	53	2002	President Expresso of Westernbank

Biographical Information

      Provided below is a brief description of the principal occupation for at least the past five years of each of the Company’s executive officers other than Messrs. Stipes and Domínguez, whose biographical information is included with that of the directors.

      Freddy Maldonado — Mr. Maldonado has been the Chief Financial Officer and Vice President of Finance and Investment of the Company since 1999 and of Westernbank Puerto Rico since March 1992. He served as Executive Vice President of Finance and Investment and Chief Financial Officer at Ponce Federal

Bank, F.S.B. from 1978 to 1992. Prior to that, Mr. Maldonado served as supervisory senior accountant at KPMG Peat Marwick LLP.

      Ricardo Hernández, CPA — Mr. Hernández has been the Vice President Comptroller of the Company since March 1, 2000. He previously served as President and CEO of Hospital Dr. Pila from 1992 to 2000. Before that, he served as a Senior Manager at Deloitte & Touche LLP from 1980 to 1992.

      Andrés Morgado, CPA — Mr. Morgado has served as President of the Trust Division since August 2000. He previously served as Executive Vice President of Oriental Financial Group from 1990 to 2000. Prior to that, he served as Chief Operating Officer and Trust Officer of Commercial Trust Company, Inc. from June 1988 to February 1990; Vice President of Investments of Drexel Burnham Lambert Puerto Rico from April 1987 to June 1988; and Tax Manager at Deloitte & Touche LLP from 1979 to 1987.

      William Vidal, Esq. — Mr. Vidal joined the Company on June 26, 2000, as First Vice President of North Region. He previously had a sole-practitioner law firm from 1978 to 2000.

      Miguel Vázquez — Mr. Vázquez joined the Company on June 15, 2001, as President of Westernbank Business Credit Division. He previously served as President of the Puerto Rico branch of Congress Credit Corporation, a subsidiary of First Union National Bank, N.A. from 1971 to 2001.

      Alfredo Archilla — Mr. Archilla joined the Company on June 1, 2001, as Vice President of Administration and Human Resources. He previously served as President and General Manager of Star Kist Caribe, Inc. from August 1987 to May 2001. Prior thereto, he served as a Project Engineer at Union Carbide Graphito from 1981 to 1987.

      Migdalia Rivera — Mrs. Rivera joined the Company on June 12, 2002, as President of Expresso of Westernbank. She previously served as President of CommoLoco, a subsidiary of American General Financial Group, from 1968 to 2002.

Executive Compensation

      Summary Compensation. The following table sets forth information concerning compensation for the three years ended December 31, 2003, 2002 and 2001 for services rendered in all capacities to the Company and Westernbank by the President and Chief Executive Officer and the four other highest paid executive officers (the “named executive officers”).

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Awards

				Other	Securities
				Annual	Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Compensation	Options(3)	Compensation(4)

Frank C. Stipes, Esq	2003	$298,000	$1,524,833	—	—	$7,552
Chairman of the	2002	297,500	1,524,792	—	—	7,546
Board, Chief Executive	2001	316,657	1,274,792	—	—	12,318
Officer and President
Freddy Maldonado	2003	255,000	741,250	—	—	6,930
Chief Financial	2002	255,000	641,250	—	—	6,823
Officer and Vice President	2001	272,442	421,250	—	—	10,800
of Finance and Investment
Pedro R. Domínguez	2003	188,085	514,590	—	—	4,706
First Vice President —	2002	155,769	443,500	—	—	4,986
Southern Region of	2001	157,250	343,500	—	—	7,999
Westernbank
Ricardo Hernández, CPA	2003	170,000	634,167	—	—	6,421
Vice President	2002	187,000	544,167	—	114,750	6,421
Comptroller	2001	150,326	354,167	—	—	6,853
Miguel Vázquez	2003	250,000	570,853	—	—	—
President Westernbank	2002	250,000	170,833	—	—	—
Business Credit Division	2001	166,026	95,833	1,010,550 (5)	—	—

(1)	Includes amounts deferred by the individual pursuant to the Company’s 1165(e) Plan.
(2)	Includes a special performance bonus granted at year end and the Christmas Bonus that is granted under Puerto Rico legislation. The Company has normally granted one month of salary as the Christmas Bonus.
(3)	Adjusted to reflect the three-for-two stock split in the form of a stock dividend and a 2% stock dividend on the Company’s common stock declared on November 4, 2003 and November 11, 2003, respectively. Both were distributed on December 10, 2003.
(4)	Represents employer contribution corresponding to the named person for the profit sharing/1165(e) plan, which covers substantially all employees and provides for retirement and disability benefits.
(5)	Includes $1,000,000 for a five year non-compete deferred compensation agreement. Additionally, it includes certain expenses attributable to the use of an automobile owned by the Company.

Options Granted in Last Fiscal Year

      The Company did not grant stock options to the named executive officers during fiscal year 2003.

Options Exercised and Values for 2003

      The table below sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 2003 and the value of all unexercised options held by each of such individuals at December 31, 2003.

			Number of Unexercised		Value of Unexercised
			Options		In-the-Money Options
	Number of		At December 31, 2003(1)(2)		At December 31, 2003(1)(3)
	Shares Acquired	Value
Officer	on Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank C. Stipes, Esq	—	—	1,735,020	1,156,680	$24,728,722	$16,485,815
Freddy Maldonado	765,000	$7,165,000	102,510	578,340	1,461,044	8,242,907
Pedro Dominguez	—	—	289,170	192,780	4,121,454	2,747,636
Ricardo Hernandez, CPA	—	—	91,800	137,700	1,170,648	1,411,597
Miguel Vázquez	—	—	45,900	68,850	619,191	928,787

(1)	Adjusted to reflect a three-for-two stock split in the form of a stock dividend on the Company’s common stock declared on June 6, 2002, and distributed on July 10, 2002 and the three-for-two stock split in the form of a stock dividend and a 2% stock dividend declared on November 4, 2003 and November 11, 2003, respectively. Both were distributed on December 10, 2003.

(2)	The options vest 20% per year and will be 100% vested at the end of the five year period. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under these Plans shall become immediately exercisable. The option exercise price is fixed over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

(3)	In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair value of the underlying common stock. For purposes of this table, fair value is deemed to be $18.61, the closing sales price reported of the common stock on the NYSE on December 31, 2003.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2003, regarding shares of common stock that may be issued to key employees under the Company stock option plans, the 1999 Qualified Stock Option Plan and the 1999 Nonqualified Stock Option Plan, the Company only equity based compensation plans currently in effect. At December 31, 2003, the Company had outstanding 4,863,000 options (as adjusted) under the 1999 Qualified Stock Option Plan. No options have been granted under the 1999 Nonqualified Stock Option Plan.

Number of securities remaining available for
	Number of securities to be	Weighted-average exercise	future issuance under equity compensation
	issued upon exercise of	price of outstanding	plans (excluding securities reflected in
	outstanding options(1)	options(1)	column (a))(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,863,000	$4.47	4,776,000

Equity compensation plans not approved by security holders	—	—	—

Total	4,863,000	$4.47	4,776,000

(1)	Adjusted to reflect a three-for-two stock split in the form of a stock dividend on the Company’s common stock declared on June 17, 2002, and distributed on July 10, 2002 and the three-for-two stock split in the form of a stock dividend and a 2% stock dividend declared on November 4, 2003 and November 11, 2003, respectively, and distributed both on December 10, 2003.

OTHER ARRANGEMENTS WITH EXECUTIVES

      Severance Payment Agreements. The Company has entered into several severance payment agreements with the following executive officers: Messrs. Freddy Maldonado, Pedro R. Domínguez, Ricardo Hernández, CPA, William Vidal, Esq., Andrés Morgado, CPA, Alfredo Archilla and Miguel Vázquez. On each anniversary of the date of commencement of the agreements, the term of each agreement automatically extends for one-year unless written notice from the Company is received not less than 60 days prior to the anniversary date advising the other party that the agreement shall not be further extended.

      The agreements provide for severance payments in connection with or within one year after a “Change in Control” (as defined below) in the event the employee’s employment is terminated voluntarily by the employee or involuntarily by the Company without cause.

      For the purposes of the agreements, a change in control shall be deemed to have occurred if:

(i) 25% or more of ownership control, power to vote, or beneficial ownership of any class of voting securities of the Company is acquired by any person, either directly or indirectly or acting through one or more other persons;

(ii) any person (other than any person named as a proxy in connection with any solicitation on behalf of the Board) holds revocable or irrevocable proxies, as to election or removal of three or more Directors of the Company, for 25% or more of the total number of voting shares of the Company;

(iii) any person has received all applicable regulatory approvals to acquire control of the Company;

(iv) any person has commenced a cash tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of voting shares of the Company, whether or not any requisite regulatory approval for such acquisition has been received, provided that a change in control will not be deemed to have occurred under this clause unless the Board has made a determination that such action constitutes or will constitute a change in control; or

(v) as a result of, or in connection with, any cash tender or exchange offer, merger, or any other business combination, sale of assets or contested election, or any combination of the foregoing transactions, (a) the persons who were Directors of the Company before such transaction shall cease to constitute at least a majority of the Board or its successor or (b) the persons who were stockholders of the Company immediately before such transaction do not own more than 50% of the outstanding voting stock of the Company or its successor immediately after such transaction.

      The special compensation to be received pursuant to the severance agreements shall be equal to three times the annual base compensation plus bonuses paid to the executive officer for the calendar year immediately preceding the year in which the Change in Control has occurred; provided, however, that in no event shall the special compensation exceed $1,500,000 for each such employee. If employment was terminated under such circumstances following a Change in Control in 2003, the following amounts would be payable to Messrs. Maldonado, Domínguez, Hernández, Vázquez, Vidal, Morgado, and Archilla, respectively: $1,500,000, $1,500,000, $1,500,000, $1,500,000, $1,263,000, $1,016,500 and $946,500.

      Amended Retirement Plan For Directors. In January 1988, Westernbank established a Retirement Plan for Directors who were not Executive Officers. This plan was substantially amended on February 24, 1989, to limit the pension benefits to Directors (i) who were founders of Westernbank; (ii) who at that time had attained the age of 50 years; and (iii) had served for twenty-five consecutive years on the Board. As of the date of the amendment only the following three founding directors qualified for retirement benefits under the Amended Plan: Mr. Luis A. Rechani Agrait, 86 years of age, Mr. Juan E. Vilella, 88 years of age, and

Mr. Jesús M. Guzmán, 71 years of age. By approving the amendment, the other Directors who were not executive officers waived and renounced their pension benefits under the plan.

      Pursuant to the Amended Retirement Plan, 30 days after his or her resignation or termination as a Director, a participating Director was entitled to a monthly pension benefit for the remainder of his or her life, and if he or she should die prior to the end of his or her tenth year of retirement, his or her heirs shall continue to receive fifty percent of the pension benefit which otherwise would have been payable until the end of the tenth year following the Director’s retirement. In July 1989, Messrs. Jesús M. Guzmán and Luis A. Rechani Agrait retired from the Board of Directors and began to receive retirement benefits under the plan. In June 1992, Mr. Juan E. Vilella retired from the Board of Directors and began to receive retirement benefits under the Plan. Messrs. Luis A. Rechani Agrait and Juan E. Vilella died during 1994. Mr. Vilella’s heirs continued to receive benefits until 2002. The plan was unfunded as of December 31, 2003. As of December 31, 2003, the only director who continues to receive the Plan benefits is Mr. Guzmán.

      Profit Sharing/1165(e) Plan for Employees of W Holding Company, Inc. The Company maintains a non-contributory profit sharing plan (“Profit Sharing Plan”) which covers substantially all employees and which provides for retirement and disability benefits. The Profit Sharing Plan is self-administered with the retention of professional administrative services. All contributions to the Profit Sharing Plan, which are held in trust, are commingled and invested on a pooled basis. The trustees of the Profit Sharing Plan are Messrs. Stipes, Maldonado and Domínguez. The shares of common stock of the Company held by Mr. Stipes, Mr. Maldonado and Mr. Domínguez are set forth in the Beneficial Ownership table.

      Participants in the Profit Sharing Plan will be vested upon completing three years of service with the Company, with no vesting prior to such time. The Profit Sharing Plan complies with amendments to the Age Discrimination in Employment Act of 1987 that mandate the elimination of provisions that require the retirement of employees at any age. Provisions in the Profit Sharing Plan allow withdrawals after three years, provided certain substantial conditions or restrictions are met.

      The Company shall contribute each fiscal year to the Plan out of its current or accumulated after-tax net profit such amount as shall be determined by the Board of Directors of the Company. Notwithstanding the foregoing, the Company’s contribution for any fiscal year shall not exceed the maximum amount allowable as a deduction to the Company under the provisions of Section 23 (p)-2 of the Puerto Rico Income Tax Act of 1954, as amended, or as replaced from time to time. All contributions by the Company shall be made in cash or in such property as is acceptable to the Trustees.

      As of each Anniversary Date, the Profit Sharing Contribution and any previously unallocated forfeitures of Employer Profit Sharing Contributions shall be allocated to the account of each Participant who is eligible to share in the same ratio that such Participant’s credited points for the calendar year bear to the total credited points of all such Participants for such year. On each Anniversary Date, the credited points for each Participant shall be determined on the basis of the following schedule:

		For Each Full and
		Fractional
		$100 of Total
	For Each	Compensation
	Complete	Paid to the Participant
Years of Service	Year of Service	in the Calendar Year

0-5	2	1
6 or more	3	1

      For purposes of eligibility, a Year of Service means a 12-month period, beginning on the date of hire, during which employees are paid, or entitled to payment, for 1,000 or more hours of employment. If they do not meet the 1,000 hours requirement in the first 12 months after their date of hire, they will be credited with a Year of Service for any Plan Year which begins after their date of hire during which they are credited with 1,000 or more hours. A Year of Service, for purposes of vesting, means a Plan Year during which employees were credited for 1,000 or more hours. A total of $589,434 was distributed to certain participants of the Profit Sharing Plan in 2003. The Company contributed $250,000 to the Plan in 2003.

      Effective January 1, 1995, the Company added to its Profit Sharing Plan a defined contribution plan under section 1165(e) of the Puerto Rico Treasury Department Internal Revenue Code, covering all full-time employees of the Company who have one year of service and are twenty-one years of age or older. The Company shall give each prospective eligible employee written notice of his or her eligibility to participate in the Plan in sufficient time to enable such prospective eligible employee to submit an application for participation in the Plan prior to the quarter in which he or she first becomes an eligible employee. Under the provisions of this Plan, participants may contribute each year from 2% to 10% of their compensation after deducting social security, up to a specific maximum established by law. The Company contributes 50 percent of the first 6 percent of base compensation that a participant contributes to the Plan. Participants are immediately vested in their contributions plus actual earnings thereon. The Company’s contributions plus actual earnings thereon are 100 percent vested after three years of credited service. In case of death and disability, a participant will be 100 percent vested regardless of the number of years of credited service. The Company’s contribution for the year ended December 31, 2003 was $329,000.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      One of the functions of the Compensation Committee is to oversee the Company’s compensation plans and practices, including the compensation of the Company’s Chief Executive Officer. The Committee works with management to establish the Company’s compensation philosophy and the outlines of the Company’s compensation programs.

      The Committee also reviews the individual compensation levels for members of senior management. In doing so, it considers relevant compensation information for senior management at comparable financial institutions both in Puerto Rico and the U.S. It may also consider the advice of independent, outside consultants in determining whether the amounts and types of compensation the company pays its leaders are appropriate. Presently, salary revisions for all executive officers and employees, excluding that of the Chief Executive Officer, are made every eighteen months.

      The compensation paid to executive officers in 2003 consisted of salary, one month’s salary as a Christmas bonus and other employee benefits typically offered to executives. The Company also grants a special performance bonus to certain executive officers, including the Chief Executive Officer.

Executive Compensation Philosophy

      The compensation program was designed to attract, motivate and retain the highly talented individuals the Company needs to drive business success. The program reflects the following principles:

Compensation should be related to performance

      The compensation program reinforces the Company’s business and financial objectives. Employee compensation will vary based on Company and individual performance. When the Company performs well based on financial and non-financial measures, employees will receive greater incentive compensation. When the business does not meet objectives or is facing financial challenges, incentive awards will be reduced. An employee’s individual compensation will also vary based on the person’s performance, contribution and overall value to the business. Employees with sustained high performance should be rewarded more than those in similar positions with lesser performance.

The Company’s employees should think like the Company’s stockholders

      The Company’s employees should act in the interests of the Company’s stockholders and the best way to encourage them to do that is through an equity stake in the company. This is done in a number of ways. Stock option grants have been made to key employees. In addition, a non-contributory profit sharing plan which covers substantially all employees and a defined contribution plan under section 1165(e) of the Puerto Rico Treasury Department Internal Revenue Code, covering all full-time employees who have one year of service and are twenty-one years of age or older. Both plans allow employees to invest in the Company’s common stock.

Incentive compensation should be a greater part of total compensation for more senior positions

      The proportion of an individual’s total compensation that varies with individual and company performance objectives should increase as the individual’s business responsibilities increase.

Other goals

      The compensation program is designed to balance short and long term financial objectives, build stockholder value and reward individual and company performance.

Components of Our Compensation Program

Base Salary

      Target base salaries for senior management should be at levels that are comparable to similar positions at companies with whom it is compared for compensation purposes. Surveys are conducted periodically to ensure that salaries are competitive. Compensation above competitive levels should come primarily from the variable portion of the compensation package.

Christmas Bonus

      A Christmas bonus is mandated under Puerto Rico legislation for all employees. The Company has normally granted one month of salary as the Christmas Bonus.

Special Performance Bonus

      The Company grants a special performance bonus to certain executive officers, including the Chief Executive Officer. Such bonus is granted after an assessment of the Company’s performance and growth is made for the year, both individually and compared to its peer group, which includes among other factors, earnings, return on average assets, return on average equity, stock price behavior and the Company’s regulatory classification and asset quality.

Compensation of the Chief Executive Officer

      The Committee believes that the Chief Executive Officer’s combined base salary and cash incentive compensation should reflect the responsibilities and performance of that officer and be comparable to compensation paid by peer group companies. However, the Chief Executive Officer’s base salary is consistently set lower than the base salaries reported for similarly positioned executives in the Company’s peer group, and a high percentage of the Chief Executive Officer’s compensation is in the form of an annual bonus in an amount determined by the Committee. The Committee established the bonus incentive in order to create the potential for superior compensation in the event of superior performance and reduced earnings opportunities if corporate performance goals are not achieved. The Committee believes that the Chief Executive Officer’s compensation should be tied to the Company’s performance in several financial areas. For 2003, the Committee considered the following criteria in establishing the compensation of the Chief Executive Officer:

1. Certain measures of progress of the Company including asset quality, stability and soundness of operations, return on average assets, return on average equity, stock price behavior (including the shareholder return reflected in the Performance Graph appearing elsewhere in this proxy statement), the Company’s regulatory classification, the level of changes in performance ratios, the overall growth of the Company, the improvement in book value per share, the improvement in earnings per share and efficiency ratio levels as compared to peer groups and net earnings.

2. The individual commitment of the Chief Executive Officer relative to overall management efficiency, leadership and enhancing the image of the Company.

3. The compensation and benefit levels of comparable positions at comparable financial services companies in Puerto Rico, and other peer companies.

      The goal of the Committee in setting the above criteria is to retain a qualified executive and to ensure the executive’s efforts are directed toward the long-term interests of the Company and its stockholders.

      For fiscal year 2003, the Company recorded net income of $113.3 million and earnings per basic common share of $0.87 ($0.85 on a diluted basis), versus net income of $86.0 million or $0.73 earnings per basic common share ($0.72 on a diluted basis) for year 2002, an increase of $27.4 million or 31.82%. The Company’s return on average assets and return on common stock equity for 2003 were 1.15% and 22.79%, respectively, compared to 1.22% and 25.39%, respectively, for the prior year. Furthermore, the Company’s competitive position in the industry remained strong. The Committee also evaluated increases in the Company’s stock price during 2003 and its performance relative to the stock prices of the Company’s peer group. In 2003, based upon such review, the Committee concluded that it was appropriate to award the Chief Executive Officer’s a bonus of $1.5 million given his performance, the Company’s size and performance, and the industry in which it operates. The Committee proposed a salary increase to the Chief Executive Officer due to his performance and the peer group analysis performed. The Chief Executive Officer did not accept any increase to his basic salary. Therefore, there was no increase in the Chief Executive Officer’s salary for 2003.

The Compensation Committee

Hector L. Del Rio

Juan C. Frontera
Cesar A. Ruiz
Cornelius Tamboer

Compensation Committee Interlocks and Insider Participation

      The Company’s executive compensation program is administered by the Board of Directors composed of the non-executive officers. None of these non-employee directors nor Mr. Stipes has any interlocking or other relationship that would call into question his or her independence.

REPORT OF THE AUDIT COMMITTEE

      We assist the Board of Directors in its oversight of the Company’s financial reporting process. In fulfilling our oversight responsibilities, we have reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2003, with the Company’s management and with Deloitte & Touche LLP, the Company’s independent auditors. Management has represented to us that the financial statements were prepared in accordance with the accounting principles generally accepted in the United States of America.

      Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statement prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised to us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.

      We have discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, and pre-approved the audit costs to be charged by the independent accountants. We have received the written disclosures and the letter from Deloitte & Touche LLP required by Independence

Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

      Based on the review and discussions described in this paragraph, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2003, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

Hector L. Del Rio

Juan C. Frontera
Cesar A. Ruiz
Cornelius Tamboer

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company’s conflict of interest policy permits only loans with a first mortgage to be executed by the Company to directors and executive officers over their primary residence. Home equity second mortgage loans are not permitted. No officer, director or employee may have any other type of loan or indebtedness with the Company, except for a credit card, unless such loan or indebtedness is fully cash collateralized. All loans to directors and executive officers were made (i) in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (iii) did not involve more than normal risk of collectibility or present other unfavorable features. As of December 31, 2003, all loans made by Westernbank to the directors or executive officers of the Company were in compliance with these requirements.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information as of March 31, 2004, with respect to the amount of the Company’s common stock beneficially owned by each director of the Company, each nominee for election as a director, each of the named executive officers, by all directors and executive officers of the Company as a group and by each person believed by management to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class

Fredeswinda G. Frontera	11,410,676	(2)	10.74%
Directress
Ileana G. Carr	9,534,904	(3)	8.97%
Honorary Directress
FMR Corp.	7,504,259		7.06	%(14)
Cornelius Tamboer	3,859,820	(4)	3.63%
Director
Frank C. Stipes, Esq	7,093,903	(5)	6.67%
Chairman of the Board, President and Chief Executive Officer
Freddy Maldonado	1,484,621	(6)	1.40%
Chief Financial Officer and Vice President of Finance and Investment
Hector L. Del Rio	57,545	(7)	*
Director
Juan C. Frontera	168,337		*
Director
Pedro Domínguez	739,755	(8)	*
Director and First Vice-President — Southern Region
Ricardo Hernández, CPA	140,256	(9)	*
Vice-President Comptroller
William Vidal, Esq	97,104	(10)	*
First Vice-President — North Region
César A. Ruiz	82,838		*
Director and Secretary of the Board of Directors
Andrés Morgado, CPA	73,441	(11)	*
President, Trust Division
Miguel Vázquez	48,256	(12)	*
President Business Credit Division
Alfredo Archilla	34,715	(13)	*
Vice President of Administration and Human Resources
All Directors and Executive Officers as a Group	34,826,151		32.82%

*	Represents less than 1% of the outstanding common stock.

(1)	Based upon information provided by the respective beneficial owners and filings with the Securities and Exchange Commission made pursuant to the Securities Exchange Act of 1934, as amended. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

(2)	Includes 603,389 shares owned by Mrs. Frontera’s spouse and children. Mrs. Frontera also owns 56,000 shares or 4.60% of the Company’s 7.125% Non-Cumulative, Convertible Monthly Income Preferred Stock, 1998 Series A (the “Series A Preferred Stock”).

(3)	Includes 195,534 shares owned by Mrs. Carr’s husband.

(4)	Includes 1,623,666 shares of common stock owned by Prota Construction, S.E. of which Mr. Tamboer is the holder of 100% interest and has full voting power, and 54,709 shares of common stock owned by Tamrio, Inc., of which Mr. Tamboer is the holder of 50% interest and has shared voting power. Mr. Tamboer and Tamrio, Inc. also own 20,000 and 40,000 shares or 2.50% and 5.01% of the Company’s Series A Preferred Stock, respectively.

(5)	Includes 22,986 shares of common stock owned by Mr. Stipes’ daughter and 2,313,360 vested stock options. Mr. Stipes also owns 60,000 shares or 7.52% of the Company’s Series A Preferred Stock.

(6)	Includes 65,690 shares of common stock owned by Mr. Maldonado’s daughters and 391,680 vested stock options. Mr. Maldonado’s and his daughters also own 35,000 shares or 4.39% and 3,950 shares or .50%, respectively, of the Company’s Series A Preferred Stock. Mr. Maldonado also owns 4,000 or .20% of the Company’s Series B Preferred Stock, 11,303 or .63% of the Company’s Series D Preferred Stock and 42,204 or 2.45% of the Company’s Series E Preferred Stock.

(7)	Includes 54,709 shares of common stock owned by Tamrio, Inc., of which Mr. Del Rio is the holder of 50% interest and has shared voting power. Tamrio, Inc. also own 20,000 and 40,000 shares or 5.01% of the Company’s Series A Preferred Stock.

(8)	Includes 285,560 vested stock options after considering 100,000 stock options exercised on January 30, 2004.

(9)	Includes 100,980 vested stock options.

(10)	Includes 68,850 vested stock options.

(11)	Mr. Morgado exercised on January 27, 2004, 68,850 stock options representing 100% of his vested stock options.

(12)	Mr. Vazquez exercised on January 30, 2004, 45,900 stock options representing 100% of his vested stock options.

(13)	Includes 34,425 vested stock options.

(14)	FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

PERFORMANCE OF W HOLDING COMPANY, INC. COMMON STOCK

      The following graph compares the total cumulative returns (including reinvestment of dividends) of $100 invested on December 31, 1998 in (a) common stock of W Holding Company, Inc. (b) Dow Jones US Banks Index and (c) Dow Jones US Total Market Index.

	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003

W Holding Company, Inc.	100	67	76	108	167	293
Dow Jones US Banks Index	100	88	104	103	101	135
Dow Jones US Total Market Index	100	123	111	98	76	100

(A)	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

(B)	The indexes are reweighted daily, using the market capitalization on the previous trading day.

(C)	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

(D)	The index level for all series was set to $100.00 on 12/31/98.

      Effective December 5, 2001, the Company’s common stock began trading on the New York Stock Exchange under the symbol “WHI”. Prior to such date, the Company common stock was traded on NASDAQ under the symbol “WBPR”.

PROPOSAL 2

RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

      The Audit Committee of the Company has appointed Deloitte & Touche LLP to continue as independent auditors of the Company for the year ending December 31, 2004, and has further directed that such appointment be submitted for ratification by the stockholders at the 2004 annual meeting. Deloitte & Touche LLP has served continuously as independent auditors for the Company or Westernbank since 1985.

      The affirmative votes of the majority of the shares present, either in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the year 2004.

      The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

      Deloitte & Touche LLP will have a representative at the annual meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

      Audit and audit-related fees aggregated $364,000 (includes $39,000 of out-of-pocket expenses) and $319,000 (includes $35,000 of out-of-pocket expenses) for the fiscal years ended December 31, 2003 and 2002, and were composed of the following:

Audit Fees

      The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and 2002, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $304,000 (includes $31,000 of out-of-pocket expenses) and $263,000 (includes $28,000 of out-of-pocket expenses), respectively.

Audit-Related Fees

      The aggregated fees billed for Audit-Related services for the fiscal years ended December 31, 2003 and 2003 were $60,000 (includes $8,000 of out-of-pocket expenses) and $56,000 (includes $7,000 of out-of-pocket expenses), respectively. For both years, fees relate to stand-alone audits of subsidiaries, including audits required by other investors or lenders.

Tax Fees

      There were no fees billed by Deloitte and Touche LLP for professional services related to Tax Fees for the Company for the fiscal years ended December 31, 2003 and 2002.

All Other Fees

      There were no fees billed by Deloitte and Touche LLP for professional services related to other services for the Company for the fiscal years ended December 31, 2003 and 2002.

      In considering the nature of the services provided by Deloitte and Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence implemented by the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

      The services performed by the independent auditor in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its May 6, 2003 meeting. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

      Services provided by the independent auditor during the following year that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

      Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

      In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

      On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

      The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1. The service is not an audit, review or other attest service;

2. The aggregate amount of all such services provided under this provision does not exceed the amount of $20,000 in a given fiscal year;

3. Such services were not recognized at the time of the engagement to be non-audit services;

4. Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5. The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

The Board of Directors Recommends a Vote FOR

the Ratification of the Appointment of
Deloitte & Touche LLP as Independent Auditors for the year 2004

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Any stockholder proposal intended for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s 2005 annual meeting of stockholders, must be received by the Company’s Secretary, Mr. César A. Ruiz, W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681 by December 12, 2004, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time.

      In addition, the Company’s Bylaws require that notice of new business and/or nominations for director be delivered to the Secretary of the Company at least 150 days prior to the date of the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      The table below shows the officers and directors who during 2003 inadvertently filed overdue Section 16(a) reports covering the following number of transactions in the Company’s securities:

Name	Late Reports	Transactions

Ileana G. Carr	1	2
Frank C. Stipes, Esq	1	1
Cesar A. Ruiz	1	2
Juan C. Frontera	1	1
Hector L. Del Rio	1	4

OTHER MATTERS

      Management is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

APPENDIX A

W HOLDING COMPANY INC.

AUDIT COMMITTEE CHARTER

STATEMENT OF DUTIES AND RESPONSIBILITIES

Statement of Policy

      The Audit Committee is appointed by the Board of Directors to assist the board in fulfilling its oversight responsibility of monitoring the quality and integrity of the accounting, auditing and reporting practices of W Holding Company, Inc., and its wholly owned subsidiaries, Westernbank Puerto Rico (Westernbank or the bank) and Westernbank Insurance Corp., the compliance by the company and its subsidiaries with legal and regulatory requirements and the independence and performance of the internal and external auditors. The Audit Committee will also prepare the report that the Securities and Exchange Commission’s rules require to be included in the Corporation’s annual proxy statement. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the company and subsidiaries. The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

      The Audit Committee shall review and assess the adequacy of this Charter and the performance of this Committee itself annually and recommendations for updates made to the Board for approval.

Composition

      The Audit Committee shall be comprised of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise who is an audit committee financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the SEC and the New York Stock Exchange (NYSE) (“audit committee financial expert”) and at least two members with banking or related financial management expertise as required by Section 36(g)(C)(i) of the Federal Deposit Insurance Corporation (FDIC) rules and regulations. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for servicing on audit committees as set forth in the corporate governance standards and rules and regulations of the SEC, FDIC and the NYSE. The Board of Directors’ nominating committee shall appoint Audit Committee members and one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors.

Responsibilities

      The Audit Committee’s primary responsibilities include:

1. The Audit Committee, in its capacity as a committee of the Board of Directors, will be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm selected or retained to audit the financial statements of the company and subsidiaries, as well as for overseeing the auditor’s work. Each such registered public accounting firm shall report directly to the Audit Committee. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent and discuss with the auditor any relationships that may impact the auditor’s independence.

2. Evaluate the performance of the independent auditor and recommend their discharge when circumstances warrant.

A-1

3. Oversee the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

4. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 related to the conduct of the audit.

5. Review the audited financial statements and discuss these with management and the independent auditor. These discussions shall include considerations of the quality of the company and its subsidiaries accounting principles as applied in its financial reporting, including review of significant estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendations to the board as to the inclusion of the company and subsidiaries audited financial statements in the company’s annual report on Form 10-K.

6. Review the appointment and replacement of the senior internal audit executive.

7. Evaluate performance of senior internal audit executive and make periodic salary revisions in accordance with company’s policy.

8. Provide guidance and oversight to the internal audit activities of the company and subsidiaries including reviewing the organization, plans and results of such activities.

9. Review with management and the independent auditor the quarterly financial information prior to making it public through the issuance of earnings releases and prior to the company’s filing of Form 10-Q. The committee or its chairperson may perform this review.

10. Discuss with management, the internal auditors and the external auditors the quality and adequacy of the company and subsidiaries internal controls.

11. Pre-approve all auditing and permissible non-audit services to be performed by the Corporation’s independent auditor and establish policies and procedures for such pre-approvals.

12. Assure regular rotation of the lead audit partner in accordance with applicable law and consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the audit firm itself and whether the auditor’s quality controls are adequate and the provision of non-audit services is in compliance with applicable law and compatible with maintaining the auditor’s independence.

13. The Audit Committee will establish procedures for receiving, retaining and addressing any complaints about the company’s and subsidiaries accounting, internal accounting controls, or auditing, as well as for the anonymous and confidential submission of employees concerns regarding questionable accounting or auditing matters.

14. The Audit Committee will have the authority to engage its own outside advisors on accounting, financial reporting or legal matters, as it determines necessary to perform its duties. The Company will provide the Audit Committee with adequate funding for this purpose.

15. Report audit committee activities to the full board.

16. Perform any other activities consistent with this Charter, the Corporation’s By Laws and governing law, as the committee or the Board deems necessary or appropriate.

Limitation on the Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Corporation’s financial statements are complete, accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of management and the independent auditors.

A-2

W HOLDING COMPANY, INC

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY FOR ANNUAL MEETING TO BE HELD ON MAY 18, 2004

     The undersigned, being a stockholder of W Holding Company, Inc (the “Company”), hereby appoints Mr. Freddy Maldonado, Chief Financial Officer and Vice President of Finance and Investment or such other designated by him, as proxy and hereby authorizes such proxy, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1:30 p.m. on Tuesday, May 18, 2004 at Mayagüez Resort & Casino, located at Road 104, Km 0.3, Mayagüez, Puerto Rico 00681, and at any adjournment of said meeting, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXY CANNOT VOTE YOUR PREFERENCES UNLESS YOU SIGN AND RETURN THIS CARD.

     (Continued and to be signed on the reverse side)

W HOLDING COMPANY, INC. P.O. BOX 11049 NEW YORK, N.Y. 10203-0049

PLEASE DETACH HERE
YOU MUST DETACH THIS PORTION OF THE PROXY CARD
BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

DETACH PROXY CARD HERE

     This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is otherwise made, this proxy will be voted FOR the nominee listed in proposal 1, FOR proposal 2, and in the discretion of the named proxies to any other matters properly presented at the meeting. This proxy may be revoked at any time before it is voted by delivery to the Secretary of the Company of either a written revocation of this proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person.

1.	To elect the following nominees to serve for three-year term on the Board of Directors. Nominees: César A. Ruiz and Pedro R. Domínguez	2.	To ratify the appointment of Deloitte & Touche LLP, as independent auditors of the Company for the fiscal year ending December 31, 2004

FOR NOMINEE ☐	WITHHOLD AUTHORITY TO VOTE ☐ FOR NOMINEE BELOW	TO VOTE FOR NOMINEE EXCEPT ☐ AS INDICATED ON THE LINE	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS ☐ CHANGE AND NOTE AT LEFT

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Dated:	, 2004

Signature

Signature

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE EXECUTE YOUR PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE.	Votes must be indicated in Black or Blue ink ☒